SMITHFIELD FOODS, INC.
                           1998 STOCK INCENTIVE PLAN

1. PURPOSE.

     The purpose of this Smithfield Foods, Inc. 1998 Stock Incentive Plan (the "Plan"), is to further the long term stability and financial success of Smithfield Foods, Inc. (the "Company"), by attracting and retaining key employees through the use of stock incentives. It is believed that ownership of Company Stock will stimulate the efforts of those employees upon whose judgment and interests the Company is and will be largely dependent for the successful conduct of its business. It is also believed that Incentive Awards granted to such employees under this Plan will strengthen their desire to remain employed with the Company and will further the identification of those employees' interests with those of the Smithfield Foods, Inc. shareholders. The Plan is intended to operate in compliance with the provisions of Securities and Exchange Commission Rule 16b-3.


2. DEFINITIONS.

     As used in the Plan, the following terms have the meanings indicated:

       (a) "Act" means the Securities Exchange Act of 1934, as amended.

       (b) "Applicable Withholding Taxes" means the aggregate amount of federal, state and local income and payroll taxes that an Company is required to withhold in connection with any Performance Award or any exercise of a Nonstatutory Stock Option.

       (c) "Board" means the Board of Directors of Smithfield Foods, Inc.

       (d) "Change of Control" means the occurrence of any of the following events:

          (i) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 20% or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding for this purpose, any such acquisition by the Company or any of its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of Common Stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the Common Stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be; or

          (ii) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any


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       individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934); or

          (iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of the Company or of its sale or other disposition of all or substantially all of the assets of the Company.

       (e) "Code" means the Internal Revenue Code of 1986, as amended.

       (f) "Company" means Smithfield Foods, Inc., a Virginia corporation.

       (g) "Company Stock" means common stock of the Company. In the event of a change in the capital structure of the Company (as provided in Section 14), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

       (h) "Committee" means the Compensation Committee of the Board or a subcommittee of the Compensation Committee, consisting of not less than two directors of the Company, unless the Board shall appoint another committee (or subcommittee) to administer the Plan. If and to the extent required by Rule 16b-3, all members of the Committee shall be non-employee directors as defined in Rule 16b-3. If any member of the Committee fails to qualify as a non-employee director (to the extent required by Rule 16b-3), such person shall not take part in future Committee deliberations with respect to the Plan.

       (i) "Date of Grant" means the effective date on which an Incentive Award is granted by the Committee.

       (j) "Disability" or "Disabled" means, as to an Incentive Stock Option, a Disability within the meaning of Code section 22(e)(3). As to all other Incentive Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

       (k) "Fair Market Value" means, as of the day of the Date of Grant (or, if there were no trades on the Date of Grant, the last preceding day on which Company Stock was traded) (i) if the Company Stock is traded on an exchange, the average of the highest and lowest registered sales prices of the Company Stock at which it is traded on such date on the exchange on which it generally has the greatest trading volume or (ii) if the Company Stock is traded in the over-the-counter market, the last sale price on such date as reported by The Nasdaq National Market.

       (l) "Incentive Award" means, collectively, a Performance Award, or an Option under the Plan.

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       (m) "Incentive Stock Option" means an Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code section 422.

       (n) "Mature Shares" means shares of Company Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

       (o) "Nonstatutory Stock Option" means an Option that does not meet the requirements of Code section 422, or, even if meeting the requirements of Code section 422, is not intended to be an Incentive Stock Option and is so designated.

       (p) "Option" means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

       (q) "Parent" means a parent corporation of the Company within the meaning Code section 425(e).

       (r) "Participant" means any employee of the Company who receives an Incentive Award under the Plan.

       (s) "Performance Award" means an Incentive Award made pursuant to
Section 6.

       (t) "Performance Criteria" means any of the following areas of performance of the Company or a Subsidiary of the Company: asset growth; pre-tax earnings; pre-tax profits; debt to equity ratio; earnings per share; revenues; operating income; operating cash flow; net income, before or after taxes; net income before income taxes, incentive payments and accounting for minority interest; return on total capital, equity, revenue or assets; or market value of Company Stock. All Performance Criteria shall be calculated in accordance with generally accepted accounting principles consistently applied by the Company.

       (u) "Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 enacted after the effective date of the Plan's adoption.

       (v) "Subsidiary" means a subsidiary of the Company within the meaning of Code section 425(d).

       (w) "Taxable Year" means the fiscal period used by the Company for reporting taxes on income under the Code.


3. GENERAL.

     The following types of Incentive Awards may be granted under the Plan:
Options, or Performance Awards. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.


4. STOCK.

     Subject to Section 14 of the Plan, there shall be reserved for issuance under the Plan an aggregate of one million five hundred thousand (1,500,000) shares of Company Stock, which shall be authorized, but unissued shares. Shares that have not been issued under the Smithfield Foods, Inc. 1992 Stock Incentive Plan (the "1992 Plan"), or shares allocable to Options or portions thereof granted under the Company's 1992 Plan or this Plan that expire or otherwise terminate unexercised may again be subjected to an Incentive Award under the Plan.


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The Committee is expressly authorized to make an Incentive Award to a
Participant conditioned upon the surrender for cancellation of an option granted under an existing Incentive Award, provided, however, that the Committee is expressly prohibited from making such an Incentive Award if such Award reduces the Option exercise price of Company Stock covered by the existing Award or Option being surrendered. No more than three hundred thousand (300,000) shares may be allocated to the Incentive Awards, including the maximum amounts payable under a Performance Award, that are granted to any Participant during any single Taxable Year.


5. ELIGIBILITY.

     (a) All present and future employees of the Company (or Parent or Subsidiary of the Company) whom the Committee determines to have contributed or who can be expected to contribute significantly to the Company or Parent or Subsidiary shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 15, to select eligible employees to receive Incentive Awards and to determine for each employee the nature of the award and the terms and conditions of each Incentive Award.

     (b) The grant of an Incentive Award shall not obligate the Company or any Parent or Subsidiary to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.


6. PERFORMANCE AWARDS.

     (a) Each Performance Award shall be evidenced by an agreement (an Award Agreement) setting forth the Performance Goals for the award, including the Performance Criteria, the target and maximum amounts payable and such other terms and conditions as are applicable to the Performance Award. The amount payable under a Performance Award to any Participant for a Taxable Year may not exceed the greater of $2,000,000 or 3% of the Company's net income before income taxes, incentive payments and accounting for minority interests for the year for which the Performance Award is made. Each Performance Award shall be awarded and administered to comply with the requirements of Code section 162(m). In the event of any conflict between a Award Agreement and the Plan, the terms of the Plan shall govern.

     (b) The Committee shall establish the Performance Goals for Performance Awards to Participants. The Committee shall determine the extent to which any Performance Criteria shall be used and weighted in determining Performance Awards. The Committee may vary the Performance Criteria, Performance Goals and weightings from Participant to Participant, Performance Award to Performance Award and Plan Year to Plan Year. The Committee may increase, but not decrease, any Performance Goal during a Plan Year.

     (c) The Committee shall establish for each Performance Award the amount of cash payable at specified levels of performance, based on the Performance Goal for each Performance Criteria. Any Performance Award shall be granted not later than 90 days after the start of the period for which the Performance Award relates and shall be granted prior to the completion of 25% of such period. The Committee will make all determinations regarding the achievement of any Performance Goals. The Committee may not increase during a Plan Year the amount that would otherwise be payable upon achievement of the Performance Goal or Goals but may reduce or eliminate the payments as provided in a Performance Award.

     (d) The actual payments to a Participant under a Performance Award will be calculated by applying the achievement of a Performance Criteria to the Performance Goal as established in the Award Agreement. The


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Committee will make or review all calculations of actual payments and the
Committee shall certify in writing the extent, if any, to which the Performance Goals have been met.

     (e) Performance Awards will be paid in cash, at such time or times as are provided in the Award Agreement. Performance Awards will be subject to Applicable Withholding Taxes. The Committee may provide in the Award Agreement that the Participant may make a prior election to defer the payment under a Performance Award subject to such terms and conditions as the Committee may determine.

     (f) Nothing contained in the Plan will be deemed in any way to limit or restrict the Company or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

     (g) A Participant's interest in a Performance Award may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.


7. STOCK OPTIONS.

     (a) The Committee may make grants of Options to Participants. Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the Option price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become a stock option agreement.

     (b) The exercise price of shares of Company Stock covered by an Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant.

     (c) Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant's stock option agreement; provided that, the exercise provisions for Incentive Stock Options shall in all events not be more liberal than the following provisions:

       (i) No Incentive Stock Option may be exercised after the first to occur of (x) 10 years from the Date of Grant, (y) three months following the date of the Participant's retirement or termination of employment with the Company for reasons other than Disability or death, or (z) one year following the date of the Participant's termination of employment on account of Disability or death.

       (ii) An Incentive Stock Option by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable for the first time during the calendar year does not exceed $100,000 (the "Limitation Amount"). Incentive Stock Options granted under the Plan and all other plans of any Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee granting the Option may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

     (d) Unless otherwise provided in an Incentive Award, Options shall become fully exercisable (i) upon a Change of Control or (ii) on the day immediately preceding the Distribution Date under the Rights Agreement


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dated as of September 1, 1997, as amended by Amendment No. 1 dated as of May 1,
1998, between the Company and Harris Trust and Savings Bank, as the same may be further amended from time to time, and any successor or replacement rights agreement. Unless otherwise provided in an Incentive Award, no option shall be exercisable sooner than five years from the Date of Grant.


8. METHOD OF EXERCISE OF OPTIONS.

     (a) Options may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option. The notice shall be effective if accompanied by the exercise price in full in cash. In addition, in the terms of an Option or by other action, the Committee may permit the Participant to (i) deliver Mature Shares (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price, or (ii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price. In lieu of physical delivery of Mature Shares of Company Stock that are intended to be delivered, the Participant may either (a) if the Company Stock is held by a registered securities broker for Participant, provide a notarized statement attesting to the number of shares owned, or (b) if the Company Stock is actually held by Participant, provide a statement with certificate numbers of the shares owned.

     (b) The Company may place on any certificate representing Company Stock issued upon the exercise of an Option any legend deemed desirable by the Company's counsel to comply with federal or state securities laws, and the Company may require a customary written indication of the Participant's investment intent. Until the Participant has made any required payment, including any Applicable Withholding Taxes, and has had issued a certificate for the shares of Company Stock acquired, he or she shall possess no shareholder rights with respect to the shares.

     (c) Each Participant shall agree as a condition of the exercise of an Option to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate shall be issued upon the exercise of an Option. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, in addition, in the terms of an Option or by other action, the Committee may permit the Participant to elect to (i) deliver Mature Shares or (ii) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes.


9. ELECTION TO DEFER RECEIPT OF STOCK.

     (a) To the extent determined by the Committee, a Participant may elect to defer receipt of Shares that the Participant would otherwise receive upon exercise of a Nonstatutory Stock Option by completing a deferral election (a "Deferral Election"). A Deferral Election must be in writing and must be delivered to the Secretary of the Company at least six months before the Option will be exercised. A Deferral Election shall be irrevocable in respect to the number of shares under the Options to which it pertains. A Deferral Election must specify the applicable number or percentage of the Shares on which the Participant wishes to defer receipt. This Section 9 shall also apply to allow Deferral Elections on the exercise of a Nonstatutory Stock Option issued under the 1992 Plan.


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     (b) The following provisions apply with respect to all Options for which a
Deferral Election is made. The optionee must pay the exercise price of the Options by delivery to the Company of Shares (the "Exercise Shares") in the amount of the full Option exercise price for the Shares being acquired.
Delivery of the Exercise Shares may be made as provided in Section 8. Upon delivery of the Exercise Shares, the Company shall issue Shares equal to the sum of (1) the number of Shares on which the Option was exercised reduced by the number of Exercise Shares (the "Deferred Shares"), and (2) if the Participant surrendered the Exercise Shares, Shares equal to the number of the Exercise Shares. The Deferred Shares shall be credited to the optionee's account (the "Deferred Shares Account") established under a trust (the
"Deferred Shares Trust"). Any additional Shares shall be delivered to the Participant.

     (c) The Deferred Shares Trust shall secure the Company's obligation to transfer the Deferred Shares to the Participant. The Deferred Shares Trust and its assets shall remain subject to the claims of the Company's creditors and any interest the Participant may be deemed to have in the Deferred Shares Trust may not be sold, hypothecated or transferred (including, without limitation, transfer by gift), except by will or the laws of descent and distribution. The certificates for shares issued to the Deferred Shares Trust shall be issued in the name of the trustee. For accounting purposes, the trustee shall maintain records of the Deferred Shares Account for each Participant. All dividends and other distributions paid or made with respect to the Common Stock in the Deferred Shares Trust shall be held in the Deferred Shares Trust account. All cash dividends or other distributions shall be invested in additional shares of Common Stock. The Participant shall have the right to direct the trustee as to the voting of shares of Common Stock in the Deferred Shares Account.

     (d) A Deferral Election shall provide for payment of the Deferred Shares Account at a future date or dates elected by the Participant. A Deferral Election shall also provide the form of payment of the Deferred Shares Account. The Committee may establish the permissible forms of payment and dates for payment to be offered under a Deferral Election. In addition, the Participant may elect to receive the Deferred Shares Account in a single lump sum payment upon the occurrence of a Change of Control in lieu of any other form that would otherwise be payable pursuant to a prior election. The single lump sum payment shall be paid as soon as practicable after the Change of Control occurs. Except for an election made within 30 days of the effective date of this Plan which shall be immediately effective, any election or revocation of an election by the Participant as to the date of payment or payment upon a Change of Control shall be effective six months after it is made.

     (e) The Committee may establish such procedures as are necessary or appropriate to implement the provisions of this Section 9 and may delegate the administration to one or more employees of the Company.


10. TRANSFERABILITY OF OPTIONS AND OTHER AWARDS.

     Nonstatutory Stock Options may be transferable by a Participant and exercisable by a person other than the Participant, but only to the extent specifically provided in the Incentive Award or in other action of the Committee. Incentive Stock Options, by their terms, and other Incentive Awards shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant.


11. EFFECTIVE DATE OF THE PLAN.

     The effective date of the Plan is July 1, 1998. The Plan shall be submitted to the shareholders of the Company for approval. Until the Plan has been approved by the Company's shareholders, no Performance Award shall be awarded that is not contingent on these events and no Option granted shall be exercisable.


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12. TERMINATION, MODIFICATION, CHANGE.

     If not sooner terminated by the Board, this Plan shall terminate at the close of business on June 30, 2008. No Incentive Awards shall be made under the Plan after its termination. The Board may amend or terminate the Plan in such respects as it shall deem advisable; provided that, if and to the extent required by the Code, no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section 14), materially modifies the requirements as to eligibility for participation in the Plan, or materially increases the benefits accruing to Participants under the Plan, unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Incentive Awards with respect to Participants as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder. Except as provided in the preceding two sentences, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant's rights under an Incentive Award previously granted to him or her.


13. OTHER LIMITATIONS.

     To the extent provided in an Incentive Award, all or part of the rights with respect to the Incentive Award may be subject to the conditions that the Participant not engage or have engaged (i) in fraud, dishonesty, conduct in violation of Company policy, or any similar act at any time while an Employee; or (ii) in activity directly or indirectly in competition with any business of the Company or a Subsidiary, or in other conduct inimical to the best interests of the Company or a Subsidiary, during or following the Participant's employment with the Company or a Subsidiary. If it is determined by the Committee or the Committee's designee, either before or after termination of employment of a Participant, that there has been a failure of any such condition in an Incentive Award, all Incentive Awards and all rights with respect to all Incentive Awards granted to such Participant may be immediately terminated and any Company Stock issued pursuant to the Awards shall be forfeited.


14. CHANGE IN CAPITAL STRUCTURE.

     (a) In the event of a stock dividend, stock split or combination of shares, the number of shares of stock or securities of the Company to be subject to the Plan and to Incentive Awards then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan, and the exercise price of outstanding Options shall be automatically adjusted to account for the event. In the event of a recapitalization or merger in which the Company is the surviving corporation or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Incentive Awards then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan, the exercise price and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option, the Committee may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.

     (b) If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock


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by a single person or entity, or a sale or transfer of substantially all of the
Company's assets, the Committee may take such actions with respect to outstanding Incentive Awards as the Committee deems appropriate.

     (c) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

     (d) If a Change of Control occurs, the Committee may take such actions with respect to outstanding Options or Awards as the Committee deems appropriate. These actions may include, but shall not be limited to, accelerating the expiration date of any or all outstanding Options and Awards and the dates on which any part of the Options and Awards may be exercised. The effectiveness of such acceleration, and any exercise of Options and Awards pursuant thereto with respect to shares in excess of the number of shares which could have been exercised in the absence of such acceleration, may be conditioned upon the consummation of the applicable Change of Control.


15. ADMINISTRATION OF THE PLAN.

     The Plan shall be administered by the Committee. The Committee shall have general authority to impose any limitation or condition upon an Incentive Award the Committee deems appropriate to achieve the objectives of the Incentive Award and the Plan and, without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

     (a) The Committee shall have the power and complete discretion to determine (i) which eligible employees shall receive Incentive Awards and the nature of each Incentive Award, (ii) the terms and conditions of any Performance Award, (iii) the number of shares of Company Stock to be covered by each Incentive Award, (iv) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (v) the time or times when an Incentive Award shall be granted, (vi) whether an Incentive Award shall become vested over a period of time and when it shall be fully vested, (vii) when Options may be exercised,
(viii) whether a Disability exists, (ix) the manner in which payment will be made upon the exercise of Options, (x) conditions relating to the length of time before disposition of Company Stock received upon the exercise of Options is permitted, (xi) whether to authorize a Participant (A) to use Mature Shares to satisfy Applicable Withholding Taxes or (B) to have the Company withhold from the shares to be issued under an Incentive Award the number of shares necessary to satisfy Applicable Withholding Taxes, (xii) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xiii) any additional requirements relating to Incentive Awards that the Committee deems appropriate. The Committee shall have the power to amend the terms of previously granted Incentive Awards that were granted by the Committee so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Incentive Award.

     (b) The Committee may adopt rules and regulations for carrying out the Plan with respect to Participants. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive as to any Participant. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.


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     (c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.


16. NOTICE.

     All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows: (a) if to the Company - at the principal business address of the Company to the attention of the Secretary; or (b) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.


17. INTERPRETATION.

     The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury or his or her delegate relating to the qualification of Incentive Stock Options under the Code. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect. The terms of this Plan shall be governed by the laws of the Commonwealth of Virginia.


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